As filed with the Securities and Exchange Commission on January 11, 2013

Registration No. 333-172827

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective

Amendment No. 1

to the

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANCORP

United Community Bank 401(k) Profit Sharing Plan

(Exact name of registrant as specified in its charter)

Indiana	6035	80-0694246
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

92 Walnut Street

Lawrenceburg, Indiana 47025

(812) 537-4822

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William F. Ritzmann

President and Chief Executive Officer

United Community Bancorp

92 Walnut Street 47025

Lawrenceburg, Indiana

(812) 537-4822

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul M. Aguggia, Esq. Victor L. Cangelosi, Esq. Edward G. Olifer, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

Sale to the Public Concluded on December 28, 2012

This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 2,619,691 shares of the $0.01 par value common stock (the “Common Stock”) United Community Bancorp (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus dated November 9, 2012 (the “Prospectus”). The remaining 5,149,997 shares registered pursuant to the Registration Statement on Form S-1, as amended, have been issued in accordance with and as described in the Prospectus, of which 3,060,058 were sold in the subscription and community offering, 194,007 shares were issued to the United Community Bank Employee Stock Ownership Plan and 4,874 shares were issued to the United Community Bank 401(k) Profit Sharing Plan and Trust.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lawrenceburg, State of Indiana, on January 11, 2013.

UNITED COMMUNITY BANCORP

Dated: January 11, 2013

By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer